Exhibit 10.25

THIS AMENDED AND RESTATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

AMENDED AND RESTATED NOTE

$300,000,000	Effective as of December 9, 2014

Reference is made to that Promissory Note (the “Original Note”), effective as of December 9, 2014, between BGC Partners, Inc., a Delaware corporation (“BGC Inc.”) and BGC Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to which the Company agreed to pay to the order of BGC Inc. the principal sum of TWO HUNDRED NINETY-FIVE MILLION NINE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($295,935,000) on December 9, 2019 and to pay interest thereon at a rate per annum equal to (a) 5.375%, or (b) if higher, the interest rate then-applicable to BGC Inc.’s 5.375% Senior Notes due 2019 issued under the Second Supplemental Indenture, dated as of December 9, 2014, to that certain Indenture, dated as of June 26, 2012, among BGC Inc., as Issuer and U.S. Bank National Association, as Trustee (the “2019 Senior Notes”). The parties hereto acknowledge and agree that the purpose of the Original Note was for the Company to be economically responsible for and bear the obligations of BGC Inc. under the 2019 Senior Notes. To the extent that there was any ambiguity with respect to the foregoing in the Original Note, it was due to scrivener’s error. Accordingly, the parties hereto agree that, in accordance with the original intent of the parties, effective as of the December 9, 2014, the Original Note is hereby amended and restated as follows:

For value received, the Company hereby promises to pay to the order of BGC Inc. the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on December 9, 2019 or such other date as demanded by BGC Inc. with respect to all or a portion of the obligations hereunder (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from December 9, 2014 at a rate per annum equal to (a) 5.375%, or (b) if higher, the interest rate then applicable to the 2019 Senior Notes. In addition, the parties hereto agree that, except as otherwise set forth herein, (a) the terms of this Amended and Restated Note are the same as the terms of the 2019 Senior Notes with respect to payment under the 2019 Senior Notes; (b) all of the rights and obligations of BGC Inc. under this Amended and Restated Note are the same as the rights and obligations of the holder of the 2019 Senior Notes with respect to payment under the 2019 Senior Notes; and (c) all of the rights and obligations of the Company under this Amended and Restated Note are the same as the rights and obligations of BGC Inc. with respect to payment under the 2019 Senior Notes.

The terms of this Amended and Restated Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York and to be performed entirely within the State of New York.

The terms and conditions of this Amended and Restated Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company may not assign this Amended and Restated Note or delegate any of its obligations hereunder without the written consent of BGC Inc. (which consent may be set forth in any written agreement to which BGC Inc. is a party). BGC Inc. may assign this Amended and Restated Note and its rights hereunder at any time without consent of the Company.

No term of this Amended and Restated Note may be amended, modified or waived without the written consent of the Company and BGC Inc. This Amended and Restated Note may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

In the event any interest is paid on this Amended and Restated Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Amended and Restated Note.

IN WITNESS WHEREOF, the parties hereby execute this Amended and Restated Note effective as of the date first written above.

BGC Partners, Inc.

By:	/s/ Steven McMurray
Name:	Steven McMurray
Title:	Chief Financial Officer

BGC Partners, L.P.

By:	/s/ Steven McMurray
Name:	Steven McMurray
Title:	Chief Financial Officer

[Signature Page to Amended and Restated Note between BGC Partners Inc. and BGC Partners, L.P. effective as of December 9, 2014 with respect to the 2019 Senior Notes]